Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock ETF Trust of our report dated September 23, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appears in BlackRock ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 01, 2026

Appendix A

BlackRock ETF Trust

1.	BlackRock U.S. Carbon Transition Readiness ETF*
2.	BlackRock World ex U.S. Carbon Transition Readiness ETF**

* Effective November 21, 2025, fund name changed to iShares U.S. Carbon Transition Readiness Aware Active ETF

** Effective November 21, 2025, fund name changed to iShares World ex U.S. Carbon Transition Readiness Aware Active ETF